Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Noble Roman’s, Inc.
Indianapolis, Indiana

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2017, relating to the consolidated financial statements of Noble Roman’s, Inc. (the “Company), which is contained in the Company’s Form 10-K for the year ended December 31, 2016.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Somerset CPA’s, P.C.

Indianapolis, Indiana
April 24, 2017